                         EMPLOYMENT AGREEMENT RE: WESLEY

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Julia L. Wesley (herein referred to as the "Executive"), Datatek Consulting Group Corporation, a Texas corporation (herein referred to as the "Company"), and Diversified Corporate Resources, Inc., a Texas corporation ("DCRI").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

         WHEREAS, this Agreement is being entered into in connection with the Company acquiring all, or substantially all, of the assets of Datatek Corporation, a Delaware corporation ("Seller"), pursuant to that certain Purchase Agreement (herein referred to as the "Purchase Agreement") which is effective as of March 6, 2000, between the Executive, the Company, Seller, Michael P. Connolly, and DCRI; and

         WHEREAS, Seller is engaged in the staff recruiting business in Arizona and elsewhere; and

         WHEREAS, the business activities heretofore operated by Seller will hereafter be operated by a division or subsidiary of the Company (such future business activities are herein referred to as the "Business"); and

         WHEREAS, the purpose of this document is to set forth the terms and conditions of Executive's employment transactions contemplated by the Purchase Agreement.

         NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing respectively to the parties hereto, the mutual promises hereinafter made and the acts to be performed by the respective parties hereto, the Company and the Executive do hereby contract and agree as follows:

         1. TRUTHFUL RECITALS. The foregoing recitals are true and correct in all material respects, and are incorporated as part of the covenants of this Agreement. Executive and Company ratify, stipulate and agree to, and warrant the truth of all that is contained in the recitals.

         2. EMPLOYMENT. The Company hereby employs the Executive as President of the division or subsidiary of the Company which will operate the Business in the future, and the Executive hereby accepts such employment, to perform the duties and render services as herein set forth. Such employment shall continue during the term of this Agreement.

         3. TERM. Except in the case of earlier termination as herein specifically provided, the Executive's employment with the Company pursuant to this Agreement shall be for the period of time beginning on March 6, 2000, and ending December 31, 2003 (the "Initial Termination Date"). The parties hereto acknowledge that (a) prior to the Initial Termination Date, this Agreement shall continue in effect until the earlier of the Initial Termination Date, or the date this Agreement is terminated prior to the Initial Termination Date for some reason permitted hereunder, and (b) the Initial Termination Date shall be automatically extended for one (1) year until December 31, 2004 unless one of the parties shall elect not to extend the term of this Agreement beyond December 31, 2003 by giving written notice to the other party at least ninety (90) days prior to December 31, 2003.

         4. COMPENSATION. As compensation for the services of Executive during the initial term hereof, the Company shall pay the Executive a base salary as below provided plus such additional compensation as herein set forth. The compensation to be paid to the Executive shall be (a) a base salary equal to one percent (1%) of the revenues of the operations of the Business (determined as herein provided) during each calendar year, or portion thereof involved, during the term of this Agreement, plus (b) bonus compensation equal to five percent (5%) of the net, after tax profits of the operations of the Business (the "Net Profits" as below defined) during each calendar year, or portion thereof involved, during the term of this Agreement. In the event that, during the term of this Agreement, Michael P. Connolly ("Connolly") shall cease to be an employee of the Company for any reason, the amount of bonus compensation to be paid to the Executive shall be ten percent (10%) of the net profits instead of five percent (5%) of the net profits unless and to the extent that the Executive agrees in writing to all or some portion of the additional five percent (5%) bonus amount being paid to the replacement(s) of Connolly. For purposes hereof,
(a) during the first twelve (12) months of this Agreement, the Executive will be paid at least $12,000.00 per month even if the calculation of base salary and bonus compensation, as herein provided would result in some lesser amount being payable to the Executive, (b) during the remaining months of this Agreement, the Company shall advance to the Executive, as an advance toward the base salary and bonus compensation payable hereunder, an amount mutually agreed upon by the Company and the Executive as being a reasonable estimate as to the amount payable to the Executive during such month for base salary and bonus compensation; in the absence of a mutual agreement, the amount to be paid in each calendar year shall be not less than one-twelfth

(1/12th) of the amount actually earned by the Executive in the form of base salary and bonus compensation during the preceding calendar year (reasonably estimated until actually determined), (c) the revenues of the operations of the Business shall be determined by DCRI pursuant to the policies and procedures of the Company which are in effect at the time (such policies and procedures shall be consistent with the policies and procedures of the other staff recruiting operations of DCRI, shall be reasonable, and shall not be inconsistent with general standards in the staff recruiting industry), and pursuant to generally accepted accounting principles consistently applied,
(d) except as otherwise provided herein, the Net Profits shall be determined by DCRI based upon industry standards followed by DCRI, and pursuant to generally accepted accounting principles consistently applied (based upon the assumption, for tax computation purposes, that the Company is not part of a consolidated group but rather that the taxes applicable to the operations of the Business will be determined by using the federal tax rate payable by DCRI with respect to year involved, and by using a blended state rate based upon tax rates of the states in which the Business operates and the revenues generated by the Business in each such state during the year involved), and adjusted pursuant to DCRI's normal intercompany, affiliate and overhead allocations which in no event shall exceed, as a percentage of the annual revenues of the operations of the Business, the following percentage amounts:
(i) in calendar year 2000 three percent (3%) of revenues of the Business,
(ii) in calendar year 2001 four percent (4%) of revenues of the Business, and
(iii) in each calendar year subsequent to 2001, the percentage amount shall not exceed the lesser of the (A) six percent (6%) of the revenues of the Business, or (B) the standard percentage amount of corporate overhead allocated by DCRI to its operating subsidiaries and divisions, and (e) the

Net Profits of the operations of the Business shall be determined without any deduction for (i) amortization of the purchase price paid or payable to Seller pursuant to the terms of the Purchase Agreement, or (ii) the value of two (2) automobiles being transferred to the Executive and Connolly.

         Notwithstanding anything herein to the contrary, it is agreed that, during the term of this Agreement, revenues of the Business (a) shall include all revenues attributable to the operations of the Business which have been diverted to an affiliate of the Company without the prior written consent of the Executive (the foregoing does not include split fees earned by an affiliate of the Company), and (b) shall not include any revenues which are not attributable to the operations of the Business which has been acquired from Seller by Buyer.

         The Executive's base salary and bonus compensation shall be paid in equal semi-monthly installments (subject to reduction for such payroll and withholding deductions as may be required by law), in the manner as herein provided.

         5. FRINGE BENEFITS. In addition to the Executive's base salary and bonus, the Executive shall be entitled to each of the following during the term of this Agreement (at the Company's expense unless otherwise indicated): (a) health insurance coverage which shall provide for payment of health, dental and related expenses incurred during the term of this Agreement with respect to the Executive, the Executive's spouse and the Executive's children, and which shall contain such benefits and options as shall be generally available to other employees of the Company from time-to-time in the future (the parties acknowledge that the portion of such health insurance to be paid for by the Executive shall be consistent with DCRI's policy for other key executives which is then applicable), (b) the right to these fringe benefits as are hereafter generally made available to other key employees of the Company or DCRI (including, but not by way of limitation, disability benefits if and to the extent available), (c) such vacation and sick leave as shall be permitted by the Company's standard policies which are in effect from time-to-time in the future. Notwithstanding anything herein to the contrary, the amount of paid vacation time to which the Executive shall be entitled shall not be less than four (4) weeks per calendar year, and (d) reimbursement for health club expenses not to exceed $100.00 per month. Until at least January 1, 2001, the Company shall continue to utilize Seller's health and dental insurance coverage (provided and to the extent such coverage is available to the Company) unless (i) the Company is able to provide comparable alternative coverage at a cost which is less than on an overall basis, than the cost of Seller's insurance coverage, (ii) the parties agree to the contrary in writing, or (iii) the cost of coverage to the Executive is not greater than the cost of coverage under Seller's existing plan.

         In addition to the foregoing, during the term of this Agreement, the Company shall reimburse the Executive for the reasonable costs actually incurred by the Executive with respect to the monthly fee (now in the amount of $149.00 per month plus tax) and the usage charges related to a cellular telephone, and for the reasonable and necessary costs of travel and meal expenses which are incurred by the Executive on behalf of the Business, provided that such costs are incurred in compliance with the policies and procedures of the Company related to such expenditures.

         6. DUTIES AND SERVICES. During the term of this Agreement, the Executive agrees to (a) use her best efforts and devote substantially all of her time to enhancing and developing the best interests and welfare of the Company, (b) give her best efforts and skill to advancing and promoting the growth and success of the Company, and (c) perform such duties or render such services as the Board of Directors of the Company may, from time to time, reasonably confer upon or impose on the Executive. It is understood that (i) the duties of the Executive shall be comparable to her prior duties with Seller, and (ii) the Executive's responsibilities to perform services is based upon the Executive being based in Phoenix, Arizona, and not being relocated without the prior written consent of the Executive.

         7.   TERMINATION.

              a. The Company may terminate the Executive's employment pursuant to this Agreement at any time for "cause" as herein defined. The term "cause" shall mean any of the following events: (i) any act or omission held to be fraud under the laws of the States of Arizona or the United States of America, or (ii) a finding of probable cause, or a plea of NOLO CONTENDERE to, a felony or other crime involving moral turpitude, or (iii) the grossly negligent performance by the Executive of the responsibilities of her position, or (iv) the material failure by the Executive to adhere to the policies or directives of the Company and DCRI, including those set forth in DCRI's Employee Handbook and Company policy statement relating to trading in DCRI's securities by the DCRI personnel (the "Insider Trading Policy"), or
(v) the Executive's engagement in any act of dishonesty or theft within the scope of her employment that, in the opinion of the Board of Directors of DCRI, is detrimental to the best interests of the Company, or (vi) the Executive's excessive use and/or distribution of alcohol or illegal substances during business hours and at the Company's premises, or (vii) the breach of any of the substantive terms of this Agreement, or (viii) the failure of the Company to meet those budget and performance goals, for the operations for which the Executive is responsible, which are established for each calendar year during the term of this Agreement and which are mutually agreed upon by the Company and the Executive. In the absence of a mutually agreed upon budget and performance goals, the budget and performance goals shall not be less than actual performance of Seller in 1999. The determination by the Board of Directors of DCRI, as to the matters covered by (iii), (iv), (v) or (viii) above shall be conclusive subject to the right of the Executive to arbitrate any disputes as to the basis for termination; provided, however, that the Company will not be entitled to terminate this Agreement for cause pursuant to (iii), (iv) or
(viii) above unless, prior to such termination, the Executive has received a written reprimand detailing the acts or omissions constituting such failure to perform the responsibilities of her position, to adhere to the Company's policies or to meet her performance goals, and the Executive has had at least
(A) thirty (30) days to cure the act or omission which constitutes cause pursuant to (i), (ii), (iii), (iv), (v), (vi), or (vii) above, and (B) sixty
(60) days to cure the act or omission which constitutes cause pursuant to
(viii) above.

              b. The Executive may terminate this Agreement by giving the Company and DCRI written notice at least ninety (90) days in advance of the termination date if (i) the Company expands (subject to the market conditions at the time) or restricts the Executive's duties, without the consent of the Executive, to an extent inconsistent with the terms of this Agreement and the market conditions at the time, or (ii) the Company or DCRI materially breach (following expiration of the applicable cure periods) their obligations under the terms of the Purchase Agreement.

              c. Subject to the exceptions set forth in Paragraphs 7(a) and 7(b) of this Agreement, neither the Company nor the Executive may terminate the Executive's employment with the Company at any time during the term of this Agreement.

              d. The Executive's employment by the Company shall automatically terminate on the date of the Executive's death if the Executive dies during the term of this Agreement.

              e. Subject to those limitations imposed by applicable state or federal laws, if the Executive is permanently incapacitated by an accident, sickness or otherwise, so as to render her mentally or physically incapable of performing the services required of her pursuant to this Agreement, Executive's employment by the Company shall terminate sixty (60) days after the day on which the Board determines that the Executive is so permanently disabled and that this Agreement should be terminated by reason of such disability. Notwithstanding the foregoing, the Executive shall be notified in writing if the Company determines that the Executive is permanently disabled due to mental or physical health; in such event, the Executive shall have the right to contest any determination of permanent disability by the Company. In the event that the Executive does contest such determination, such matter shall be resolved by arbitration pursuant to this Agreement.

         5. NON-SOLICITATION AGREEMENT. In the event that the termination of employment of the Executive pursuant to this Agreement is effectuated by the Executive electing to terminate her employment pursuant to this Agreement, or by the Company for any reason, the Executive agrees that the Executive shall not, during the term of this Agreement, and for a two (2) year period of time, commencing with the date of termination of this

Agreement, (a) solicit for employment or hire any individual who was an executive or employee of the Company, or any of its affiliates, on the date of termination of this Agreement or at any time within the twenty-four (24) months preceding the date of termination of her employment with the Company, or (b) solicit the staffing related business of any person or entity who is or was a customer, client, agent or representative of the Company at the date of termination of her employment with the Company, or any of its affiliates, or at any time during the twenty-four (24) months preceding the date of termination of this Agreement. The covenants and agreements set forth in this Paragraph 8 shall survive the termination of this Agreement.

         6. NONCOMPETITION AGREEMENT. The Executive acknowledges that the special relationship of trust and confidence between herself, the Company, and its clients, customers, vendors and suppliers creates a high risk and opportunity for the Executive to misappropriate the relationship and goodwill existing between the Company and its clients, customers, vendors and suppliers. The Executive further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation. The Executive further acknowledges that, prior to and during her employment with the Company, she will be provided with access to the Company's confidential and proprietary information that will enable her to benefit from the Company's goodwill and know-how.

         The Executive acknowledges that it would be inherent in the performance of her duties as a director, officer, employee, agent, or consultant, owner or Shareholder of any person, association, entity or organization that competes with the Company to disclose or use such information, as well as to misappropriate the Company's goodwill and know-how for the benefit of such other person, association, entity or company.

         Except as otherwise provided in Paragraph 12 of this Agreement, ancillary to the enforceable promises set forth in this Agreement, the Executive agrees that, during the term of this Agreement and for a period of one (1) year after the date of termination of her employment with the Company, the Executive shall not, without the prior written consent of the Company, directly or indirectly, whether as a director, officer, employee, agent, consultant or otherwise, engage in any activities in competition with the Company in the metropolitan areas (as defined by the United Sates Census Bureau) of any city in which the Company, or any of its affiliates, maintains a place of business as of the date of termination of the Executive's employment with the Company.

         5. CONSIDERATION AND ENFORCEMENT. The Executive acknowledges that, in exchange for the execution of the nonsolicitation, noncompetition and confidentiality restrictions set forth in Paragraphs 8, 9 and 11 of this Agreement, the Executive has received or will receive substantial and valuable consideration in connection with this Agreement and as a result of the Company purchasing the assets of Seller. The Executive agrees that such consideration constitutes fair and adequate consideration for the nonsolicitation, nondisclosure and noncompetition restrictions set forth in this Agreement. The Executive further agrees that the limitations as to time, geographical area and scope of activity to be restrained by these restrictions are reasonable and acceptable and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company. The Executive further agrees that if, at some later date, a court of competent jurisdiction determines that any one or more of the restrictions set forth in Paragraphs
8, 9 and 11 of this Agreement are unenforceable by reason of extending for too great a period of time or over too great a geographical area, such provisions shall be reformed by the court and enforced to extend over the period of time for which it may be enforceable and over the maximum geographical area to which it may be enforceable.

         If the Executive is found to have violated any of the provisions of Paragraphs 8, 9 or 11 of this Agreement, the Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by her. It is the intent of the parties that the running of the restrictive period of any covenant shall be tolled during any period of violation of such covenant so that the Company may obtain the full and reasonable protection for which it contracted and so that Executive may not profit by her breach.

         The Executive acknowledges and agrees that the Company's remedies at law may be inadequate in the event of a breach or threatened breach of the covenants set forth in Paragraphs 8, 9 and 11 of this Agreement, and in such event, the Company shall be entitled to have an injunction issued by any court of competent jurisdiction, enjoining and restraining each and every party concerned therewith from the creation or continuation of such breach.

         Except as otherwise provided in Paragraph 12 of this Agreement, the Executive's obligations under Paragraphs 8, 9 and 11 of the Agreement shall survive the termination of this Agreement.

         6. NONDISCLOSURE AGREEMENT. During the term of this Agreement, the Company will provide to the Executive certain confidential and proprietary information owned by the Company or DCRI. The Executive acknowledges that she occupies or will occupy a position of trust and confidence with the Company, and that the Company would be irreparably damaged if Executive were to breach the covenants set forth in this Paragraph. Accordingly, the Executive agrees that unless she has the prior written consent of the Company, during the term of this Agreement and for a period of two (2) years thereafter, except as may be required by competent legal authority or as required by the Company to be disclosed in the course of performing the Executive's duties under this Agreement for the Company, she will not use or disclose to any person, firm or other legal entity, any confidential records, secrets or information related to the Company or any parent, subsidiary or affiliated person or entity (collectively, "Confidential Information"). Confidential Information shall consist of information and compilations of data relating in any way to the Company and its affiliates including, without limitation all accounting, financial, and business information, employment and personnel information, contract terms, marketing plans, price lists and information, and customer lists and information. The Executive acknowledges and agrees that all Confidential Information of the Company and/or its affiliates that she has acquired, or may acquire, were received, or will be received, in confidence and as a fiduciary of the Company. The Executive will exercise utmost diligence to protect and guard such Confidential Information. The Executive agrees that she will not, without the express written consent of the Company and DCRI, take with her upon the termination of this Agreement any document or paper, or any photocopy or reproduction or duplication thereof, relating to any Confidential Information.

         The parties hereto acknowledge that the definition of Confidential Information does not include information which (a) is a matter of public record or is provided in other sources available to the industry other than as a result of disclosure by the Executive, (b) was available to the Executive on a non-confidential basis, or (c) becomes available to the Executive from a source not known to the Executive to have a duty of confidentiality with regard to the information.

         The covenants and agreements set forth in this Paragraph 11 shall survive the termination of this Agreement.

         12. DEFAULT. In the event the Company and/or DCRI default in the manner as set forth in this Paragraph 12 of this Agreement, the restrictive time periods as set forth in Paragraphs 8, 9 and 11 of this Agreement shall be reduced to the extent herein set forth. The Company and/or DCRI shall be deemed to be in default if (a) the Company (i) fails to pay to the Executive an undisputed amount of the compensation payable to the Executive under the terms of this Agreement, or (ii) the Company fails to pay to Seller an undisputed monetary obligation payable to Seller under the terms of the Purchase Agreement, and (b) such failure to pay an undisputed amount continues for a period of fifteen (15) days from the date the payment involved was due, pursuant to the provisions of this Agreement or the Purchase Agreement, and (c) such failure to pay shall remain unremedied for a period of thirty (30) days from the date of receipt by the Company and DCRI of written notice from the Executive (with respect to a failure to pay under the terms of this Agreement) or the Seller (with respect to a failure to pay under the terms of the Purchase Agreement) specifying the failure to pay involved. If the Company is in default with respect to the failures to pay an undisputed monetary obligation (as provided in this Paragraph 12) under the terms of this Agreement the one (1) year period of time, commencing with the date of termination of this Agreement, as set forth in Paragraph 9 of this Agreement, shall be eliminated entirely.

         13. NOTICES. All notices or other instruments or communications provided for in this Agreement shall be in writing and signed by the party giving same and shall be deemed properly given if delivered in person, including delivery by overnight courier, or if sent by registered or certified United States mail, postage pre-paid, addressed to such party at the address listed below. Each party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Any notice, instrument or communication sent by mail shall be deemed to be given upon actual receipt.

         14. DCRI GUARANTY. DCRI shall and does hereby guarantee the performance by the Company of all of the obligations and commitments of the Company as set forth in this Agreement.

         15.  MISCELLANEOUS.

              a. Subject to the condition that this Agreement is not assignable by either party without the prior written consent of the other party (except that the Company may assign this Agreement to an affiliate of the Company or to a third party purchaser of the Company or its assets), the terms and provisions of this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and their respective heirs, representatives, successors and assigns.

              b. This Agreement supersedes all other agreements (other than the Purchase Agreement and related documents) either oral or in writing, between the parties to this

Agreement, with respect to the employment of the Executive by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreement between the parties with respect to such employment. Any such prior agreements are hereby terminated without obligation for any payments otherwise due thereunder. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid, unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph may not be waived except as herein set forth.

              c. All agreements and covenants contained herein are severable and in the event any of them, with the exception of those contained in Paragraph 2 hereof, shall be held to be invalid, as written pursuant to the arbitration or judicial proceedings provided for in this Agreement, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

              d. Except for the injunctive relief as otherwise provided in Paragraph 10 of this Agreement, any controversy between the parties to this Agreement involving a dispute with respect to any of the terms, covenants, or conditions of this Agreement shall be submitted to arbitration in Phoenix, Arizona, if either party to this Agreement shall request arbitration by notice in writing to the other party. In such event, the arbitration proceedings involved shall be before a single arbitrator administered by the American Arbitration Association under its

National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction hereof, Each party to the arbitration proceedings shall bear her or its own attorneys fees and expenses, except that the expenses of the arbitrator shall be borne by the Company and/or the Executive as determined by the arbitrator involved. In the event of any litigation between the parties related to the compliance with the terms and conditions of this Agreement, the parties shall be responsible for their own attorneys' fees and expenses incurred in connection with the dispute involved.

              e. This Agreement has been made under and shall be governed by the laws of the State of Arizona.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement
this      day of March, 2000.


                                       ----------------------------------------
                                       Julia L. Wesley

                                       Address:  8167 E. El Camino
                                                 Scottsdale, AZ  85258

                                       DIVERSIFIED CORPORATE RESOURCES, INC.

                                       By:
                                          -------------------------------------
                                          M. Ted Dillard, President

                                       Address: 12801 North Central Expressway
                                                 Suite 350
                                                 Dallas, TX  75243

                                       DATATEK CONSULTING GROUP CORPORATION

                                       By:
                                          -------------------------------------
                                          M. Ted Dillard, Secretary

                                       Address: 12801 North Central Expressway
                                                Suite 350
                                                Dallas, TX 75243